Exhibit 99.1

Depomed Reports Second Quarter Financial Results

Conference Call Scheduled for today at 5:00PM ET

Dial in information included below

MENLO PARK, Calif., August 2, 2012 Depomed, Inc. (Nasdaq:DEPO) today reported financial results for the quarter and six months ended June 30, 2012.

2012 Second Quarter and Recent Business Highlights

•                  Financial Highlights:

•                  Revenue of $14.1 million for the second quarter and $30.9 million for the six months ended June 30

•                  Net loss of ($15.8) million or ($0.28) per share for the second quarter and ($24.6) million or ($0.44) per share for the six months ended June 30

•                  $89 million of cash and marketable securities and no debt

•                  Gralise® (gabapentin) product sales of $3.2 million for the second quarter

•                  Zipsor® (diclofenac potassium) liquid filled capsules acquisition closed June 21, 2012

•                  Glumetza® (metformin hydrochloride extended release tablets) royalty of $9.4 million on the second quarter Glumetza sales

•                  Technology and R&D Highlights:

•                  Completion of enrollment of Phase 2 trial for Parkinson’s Disease with DM-1992

•                  NDA submitted July 31, 2012 with respect to Serada for Menopausal Hot Flashes

“Our first half results highlight the advances we have made toward transforming Depomed into a successful specialty pharmaceutical company,” said Jim Schoeneck, president and chief executive officer of Depomed. “Our launch of Gralise is progressing well, with total prescriptions for the most recent week exceeding 2,600 and approximately 6,000 healthcare providers prescribing Gralise since our market introduction late last year.  We continue to make progress with our payor coverage of Gralise in both commercial and government plans.  Our 29.5% Glumetza royalty amounted to $9.4 million in the second quarter and $18.6 million in the first six months of the year.  In addition, we submitted our NDA for Serada in July.”

“We acquired Zipsor (diclofenac potassium) liquid filled capsules for the treatment of mild to moderate pain in late June and began promoting the product in July. Zipsor was acquired with cash on hand, and we ended the quarter with a strong balance sheet with $89 million of cash and marketable securities and no debt.”

Depomed Second Quarter Financial Highlights

Total revenue for the second quarter of 2012 was $14.1 million, consisting of $3.2 million of Gralise product sales, $9.6 million of royalties and $1.3 million of license and other collaborative revenue.

This compares to revenues of $21.2 million in the second quarter of 2011. Second quarter 2011 revenues included $16.2 million of Glumetza sales.  Revenues for second quarter 2012 do not reflect any Glumetza sales as a result of the restructuring of the Santarus agreement in August 2011.  Prior to the restructuring of the agreement, Depomed recognized revenues and cost of goods from Glumetza sales and paid Santarus a promotion fee that was included in operating expenses.

Operating expenses were $28.7 million for the second quarter of 2012.  This compares with $25.1 million for second quarter 2011. Operating expenses for the second quarter of 2012 include sales and marketing expenses associated with Gralise, which was launched in October 2011.  Operating expenses for second quarter 2012 did not reflect any promotion fee expense, compared with $11.1 million in promotion fee expense for second quarter 2011.

Net loss for second quarter 2012 was ($15.8) million, or ($0.28) per share, compared to net loss of ($5.7) million, or ($0.11) per share for second quarter 2011.

Cash, cash equivalents and marketable securities were $89 million as of June 30, 2012 compared to $139.8 million as of December 31, 2011.  In June 2012, Depomed acquired all rights to Zipsor and purchased Zipsor inventory in return for $26.4 million of cash and potential milestone payments based on sales of Zipsor and assumption of certain liabilities.

Conference Call

Depomed will host a conference call today, Thursday August 2, beginning at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its results. Participants can access the call by dialing 877-317-6789 (United States) or 412-317-6789 (international). The conference call will also be available via a live webcast on the investor relations section of Depomed’s website at http://www.depomed.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with three approved and marketed products. Gralise® (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia (PHN).  Zipsor ® (diclofenac potassium) Liquid Filled Capsules is a non-steroidal anti-inflammatory drug (NSAID) indicated for relief of mild to moderate acute pain in adults.  Glumetza® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and is commercialized by Santarus, Inc. in the United States. Depomed formulates its products and product candidates with its proven, proprietary Acuform® drug delivery technology, which is designed to improve existing oral medications, allowing for extended release of medications to the upper gastrointestinal tract when dosed with food. Additional information about Depomed may be found on its website, www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to the commercial launch of Gralise, our ability to sell Zipsor; the efforts of our collaboration partners to commercialize products; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2012. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:
August J. Moretti
Depomed, Inc.
650-462-5900
amoretti@depomed.com

DEPOMED, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Product sales	$3,201	$16,153	$5,310	$31,464
Royalties	9,577	67	18,998	232
License and other revenue	1,332	4,998	6,637	72,623
Total revenues	14,110	21,218	30,945	104,319

Costs and expenses:
Cost of sales	1,442	2,140	1,960	3,775
Research and development expense	3,525	4,043	7,007	9,197
Selling, general and administrative expense:
Promotion fee expense	—	11,055	—	21,317
Other selling, general and administrative expense	25,021	9,976	46,793	17,216
Total selling, general and administrative expense	25,021	21,031	46,793	38,533
Amortization of intangible asset	105	—	105	—
Gain on settlement agreement	—	—	—	(40,000)
Total costs and expenses	30,093	27,214	55,865	11,505

Income (loss) from operations	(15,983)	(5,996)	(24,920)	92,814
Other income (expense)	204	318	347	327
Provision for income taxes	(1)	(1)	(9)	(3)
Net income (loss)	$(15,780)	$(5,679)	$(24,582)	$93,138

Basic net income (loss) per common share	$(0.28)	$(0.11)	$(0.44)	$1.73
Diluted net income (loss) per common share	$(0.28)	$(0.11)	$(0.44)	$1.67

Shares used in computing basic net income (loss) per common share	55,786,617	54,056,064	55,670,598	53,706,617
Shares used in computing diluted net income (loss) per common share	55,786,617	54,056,064	55,670,598	55,883,346

DEPOMED, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

(Unaudited)

	June 30,	December 31,
	2012	2011
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$13,521	$24,043
Marketable securities	58,691	62,106
Accounts receivable	1,945	4,420
Receivables from collaborative partners	8,943	8,135
Inventories	8,029	5,395
Prepaid and other current assets	6,341	5,390
Total current assets	97,470	109,489
Marketable securities, long-term	16,819	53,644
Property and equipment, net	1,400	1,070
Intangible assets, net	26,995	—
Other assets	425	169
	$143,109	$164,372
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$30,168	$26,784
Deferred product sales	4,519	6,960
Deferred license revenue	5,550	6,032
Other current liabilities	37	64
Total current liabilities	40,274	39,840
Deferred license revenue, non-current portion	15,158	17,932
Other long-term liabilities	2,276	682
Shareholders’ equity:

Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued and surrendered, and zero shares outstanding at June 30, 2012 and December 31, 2011	—	—

Common stock, no par value, 100,000,000 shares authorized; 55,918,318 and 55,506,120 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	207,492	203,511
Accumulated deficit	(122,162)	(97,580)
Accumulated other comprehensive gain (loss)	71	(13)
Total shareholders’ equity	85,401	105,918
	$143,109	$164,372

(1) Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.